UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2007
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27339	88-0343832
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

(714) 765-0010
Registrant's telephone number, including area code

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On December 7, 2007, NextPhase Wireless, Inc. (the “Company”) entered into a long-term agreement securing licensed wireless spectrum capacity in four markets from Nextlink Wireless, Inc. (“Nextlink”), a subsidiary of XO Holdings, Inc.

Under the terms of the agreement, NextPhase will have the right to use complete capacity on select bands within the fixed wireless spectrum licensed to Nextlink by the Federal Communications Commission (FCC).  Specifically, the agreement provides for licensed spectrum capacity over four metropolitan BTAs (Basic Trading Areas), which include:

•	Atlanta, Georgia
•	Los Angeles, California
•	Miami/Fort Lauderdale, Florida
•	Philadelphia, Pennsylvania; Wilmington, Delaware; Trenton, New Jersey

Notwithstanding any unforeseen delays related to receiving approval of NextPhase’s Long Term Use Filing submission to the FCC, spectrum use in the Los Angeles BTA will commence on January 1, 2008. Spectrum use in the remaining three BTAs will commence pursuant to a phased roll-out plan beginning in early 2008 and continuing through the end of the year, and is subject to the Company receiving regulatory approval for each BTA, respectively.

Item 8.01.  Other Events

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
99.1	Press release issued by NextPhase Wireless, Inc., dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXTPHASE WIRELESS, INC.

Date: December 13, 2007	By:	/s/ Robert M. Ford
Robert M. Ford
President/Chief Executive Officer